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

                     V E R T R A G                                          A G R E E M E N T

                      zwischen der                                               between

             Skandia Lebensversicherung AG                            Skandia Lebensversicherung AG
                   Bismarckstra(beta)e 101                                      Bismarckstra(beta)e 101

                      10625 Berlin                                            10625 Berlin

           - nachstehend "Skandia" genannt -                              hereinafter "Skandia"

                        und der                                                    and

               Templeton Global Stategic                                Templeton Global Stategic
              Services (Deutschland) GmbH                              Services (Deutschland) GmbH

                    Taunusanlage 11                                          Taunusanlage 11
                    60329 Frankfurt                                          60329 Frankfurt

        - nachstehend "Templeton GmbH" genannt -                      hereinafter "Templeton GmbH"


               wird folgendes vereinbart:                        the following Agreement is entered into

                      SS. 1                                                         SEC. 1

a.         Die Skandia  Lebensversicherung AG bietet        a.         Skandia    Lebensversicherung    AG   offers
           Fondsgebundene       Lebensversicherungen                   Fund-Linked Life Insurance  Policies ("FLV")
           ("FLV")        und         Fondsgebundene                   and Fund-Linked  Pension Insurance  Policies
           Rentenversicherungen   ("FRV")   an.  Die                   ("FRV").   The  parties  to  this  Agreement
           Vertragspartner  sind sich daruber einig,                   agree that Class  I - Shares  ("Shares")  in
           da(beta)die  Klasse  I - Anteile  ("Anteile")                   the US-American  Templeton Growth Fund, Inc.
           des  US-amerikanischen  Templeton  Growth                   ("TGF") will be included in the  Fund-Linked
           Fund, Inc. ("TGF") in die  Fondsgebundene                   Life Insurance  Policies and the Fund-Linked
           Lebensversicherungen        und       die                   Pension Insurance Policies of Skandia.
           Fondsgebundene  Rentenversicherungen  der
           Skandia aufgenommen werden.

b.         Soweit  nicht  in  diesem  Vertrag  etwas        b.         Save  as  set  out   specifically   in  this
           anderes   ausdrucklich    bestimmt   ist,                   Agreement,  the terms  governing the holding
           unterliegt  die  Anteilinhaberschaft  von                   of Shares by  Skandia  are as set out in the
           Skandia  den   Bedingungen   des  jeweils                   current  Prospectus,  the current  Statement
           gultigen    Prospektes,    der    jeweils                   of Additional  Information,  the Articles of

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           gultigen  Weiteren   Informationen,   der                   Incorporation  and By-Laws,  as amended,  of
           Grundungsurkunde    sowie   der   jeweils                   TGF.
           gultigen Satzung des TGF.


                      SS. 2                                                         SEC. 2



a.         Templeton GmbH wird dafur Sorge tragen,          a.         Templeton GmbH shall arrange that TGF's
           da(beta) der Transfer-Agent des TGF,                        transfer agent, Franklin/Templeton Investor
           die  Franklin/Templeton Investor Services,                  Services, Inc. the ("Transfer Agent") Inc.,
          (der "Transfer-Agent") eine                                  issues a Waiver of Collateral as described
           Pfandverzichtserklarung gema(beta) Anlage 1                 in Schedule 1.
           abgibt.

b.         Da sich  die  Parteien  nach  eingehender        b.         After  thorough  discussions,   the  parties
           Erorterung  daruber  einig sind,  da(beta)der                   agree,  that the  wording  of the  Waiver of
           Wortlaut der  Pfandverzichtserklarung dem                   Collateral  does not address the  protection
           Sicherungsbedurfnis   der  Skandia  nicht                   required  by  Skandia,  as the Shares in TGF
           gerecht  wird,  da die  Investmentanteile                   are only booked in and  administered  in the
           an TGF  von  Franklin/Templeton  Investor                   Register,  while  certificates/documents  of
           Services,  Inc.  lediglich  buchma(beta)ig  im                   title are not being  issued  and taken  into
           Anteilinhaberregister   eingetragen   und                   safe  custody  in  the  ordinary  course  of
           verwaltet  werden,  wahrend  Zertifikate/                   business.  Therefore,  with  respect  to the
           Urkunden im Regelfall  nicht  ausgestellt                   effect  of the  Waiver  of  Collateral,  the
           und  verwahrt  werden,   vereinbaren  die                   parties agree as follows:
           Parteien  hinsichtlich  der Wirkungen der
           Pfandverzichtserklarung folgendes:

(1)        Samtliche von der Skandia  erworbenen UND        (1)        Any  Shares,   acquired   AND  paid  for  by
                                                 ---                                             ---
           von      der      Skandia       bezahlten                   Skandia  shall  be  deemed  to  be  part  of
           Investmentanteile    gelten    als    dem                   Skandia's cover fund.
           Deckungsstock der Skandia zugehorig

(2)        Weder     Franklin/Templeton     Investor        (2)        Neither     Franklin/Templeton      Investor
           Services,   Inc.  noch   Templeton   GmbH                   Services,  Inc. nor Templeton GmbH shall set
           konnen wegen sonstiger  Forderungen (z.B.                   off any other claims  against  Skandia (e.g.
           Ausgabeaufschlage,                                          sales   charges,   damage   claims   against
           Schadensersatzforderungen  gegen Skandia)                   Skandia)  by  redeeming  Shares  acquired by

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

           eine  Aufrechnung  mit  den  ausgegebenen                   and paid for by Skandia  and  neither  shall
           und     bezahlten      Investmentanteilen                   Franklin/Templeton  Investor Services,  Inc.
           vornehmen  oder auf  diese  in  sonstiger                   nor  Templeton  GmbH have any other right of
           Weise zugreifen.                                            lien against these Shares.

(3)        Das   Recht   zur   (auch   zwangsweisen)        (3)        The right to a  (compulsory)  redemption  of
           Rucknahme  von  Investmentanteilen  durch                   Shares   by   Franklin/Templeton    Investor
           Franklin/Templeton   Investor   Services,                   Services,  Inc. according to the Articles of
           Inc. gema(beta)der  Grundungsurkunde  des TGF                   Incorporation  of TGF against the payment of
           gegen  Zahlung  des   Nettoinventarwertes                   the net  asset  value of those  Shares  to a
           dieser  Anteile  auf ein von der  Skandia                   bank account  designated  by Skandia and the
           und   dem   gema(beta)ss. 70 VAG   bestellten                   trustee named  according to  Sec. 70 VAG  is
           Treuhander  bezeichnetes Bankkonto bleibt                   not affected by the Waiver of Collateral.
           unberuhrt.

(4)        Der   Erwerb    von    Investmentanteilen        (4)        The  acquisition  of Shares is made upon the
           erfolgt gema(beta)den alleinigen  Anweisungen                   sole   instructions   of  Skandia.   Skandia
           der Skandia.  Skandia  verpflichtet sich,                   agrees  to  provide  Templeton  GmbH  with a
           Templeton  GmbH  eine  Liste  der fur sie                   list of authorized signatories.
           Zeichnungsberechtigten zu ubergeben.

(5)        Die   Ruckgabe   von   Investmentanteilen        (5)        The   redemption  of  Shares   requires  the
           bedarf der  Zustimmung des gema(beta)ss. 70 VAG             approval of the trustee  named  according to
           bestellten Treuhanders.                                     Sec. 70 VAG (the "Trustee").

           Deshalb wird jede entsprechende Weisung,                    Accordingly, any respective instruction,
           die Templeton GmbH erteilt wird, von                        which is sent to Templeton GmbH, shall
           be einem/den Zeichungsberechtigten und dem                  signed jointly by an authorized signatory
           Treuhander gemeinsam unterschrieben.                        and by the Trustee.

           Skandia wird dafur Sorge tragen,  da(beta) der              Skandia  undertakes to receive the Trustee's
           Treuhander   sich   damit   einverstanden                   consent to making instructions   via
           erklart,   da(beta)   Weisungen   per  Telefax               telecopier.
           erteilt werden konnen.

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           Templeton   GmbH  haftet  nicht  fur  die
           Befolgung   von   Weisungen,    die   sie                   Templeton  GmbH  shall  not  be  liable  for
           vernunftigerweise  fur autorisiert halten                   following  instructions  reasonably believed
           durfte.                                                     to be authorized.

                      SS. 3                                                         SEC. 3

a.         Skandia erkennt an, da(beta) Templeton GmbH       a.        Skandia acknowledges that Templeton GmbH
           das Recht hat, Skandia als Anteilinhaber                    shall be entitled to treat Skandia as the an
           TGF mit allen entsprechenden Rechten                        holder of full legal title and beneficial
           und Pflichten zu behandeln.                                 title in the Shares, which it holds.

b.         Skandia   verpflichtet  sich,   Templeton        b.         Skandia  undertakes  to  indemnify  and hold
           GmbH,    TGF    und    Franklin/Templeton                   harmless    Templeton    GmbH,    TGF    and
           Investor     Services,     Inc.,    deren                   Franklin/Templeton  Investor Services, Inc.,
           verbundene      Unternehmen      und/oder                   or any of  their  affiliates,  or  successor
           Nachfolgeunternehmen  von allen  Schaden,                   entities against any loss,  claims,  damages
           Klagen    und    sonstigen     Anspruchen                   or demands  suffered  by the  aforementioned
           freizuhalten    und    entsprechend    zu                   companies  as a  result  of  the  breach  by
           entschadigen,    die   den   vorgenannten                   Skandia  of any of its  obligations  set out
           Gesellschaften dadurch entstehen, da(beta)                  in this  Agreement  and/or  against any loss
           Skandia    die    in    diesem    Vertrag                   whatsoever  suffered  by the  aforementioned
           enthaltenen     Bestimmungen     verletzt                   companies  as a result of any claim,  action
           und/oder     die     den     vorgenannten                   or demand  from a third party that is or was
           Gesellschaften dadurch entstehen, da(beta)                  interested   in   any   investments.    Such
           eine dritte Partei Klagen oder  Anspruche                   indemnity shall survive  termination of this
           gegen  die  vorgenannten   Gesellschaften                   Agreement howsoever caused.
           erhebt, weil sie Rechte an den Anteilen
           hat oder habe. Diese Freihalte- und
           Schadensersatzverpflichtung    besteht
           auch nach der Beendigung des Vertrages
           fort.

c.         Skandia     verpflichtet    sich,    ihre        c.         Skandia  undertakes  to provide its services
           Dienstleistungen  mit der  erforderlichen                   with  the  requisite  knowledge,   care  and
           Sachkenntnis,         Sorgfalt        und                   conscientiousness  in  the  interest  ot its

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

           Gewissenhaftigkeit   im  Interesse  ihrer                   customers,  to take steps to avoid conflicts
           Kunden   zu   erbringen,   sich   um  die                   of  interest  or,  where such  conflicts  of
           Vermeidung  von  Interessenkonflikten  zu                   interest  cannot  be  avoided,  to carry out
           bemuhen  und  dafur  zu  sorgen,  da(beta)bei               its customer`s  instructions with due regard
           unvermeidbaren  Interessenkonflikten  der                   to   the   interest   of   such    customer.
           Kundenauftrag    unter   der    gebotenen                   Furthertmore,  Skandia undertakes to require
           Wahrung des  Kundeninteresses  ausgefuhrt                   from  its  customers  information  regarding
           wird.  Skandia  ist ferner  verpflichtet,                   their  knowledge or  experience  of business
           von  seinen  Kunden   Angaben  uber  ihre                   related to securities services,  their goals
           Erfahrungen     oder     Kenntnisse    in                   in any  transaction  undertaken,  and  their
           Geschaften,     die     Gegenstand    von                   financial  circumstances  and to provide its
           Wertpapierdienstleistungen  sein  sollen,                   customers  with  all  pertinent  information
           uber ihre mit den  Geschaften  verfolgten                   availabale  insofar as this is  necessary to
           Ziele und ihre finanziellen  Verhaltnisse                   protect the interests of the  customer,  and
           zu  verlangen   und  seinen  Kunden  alle                   in regard to the  manner  and  extent of the
           zweckdienlichen             Informationen                   intended transaction.
           mitzuteilen,  soweit dies zur Wahrung der
           Interessen  der  Kunden  und im  Hinblick
           auf Art  und  Umfang  der  beabsichtigten
           Geschafte erforderlich ist.

                      SS. 4                                                         SEC. 4

a.         Skandia kann jederzeit Anlagen per               a.        Skandia may make investments at any time by
           Telefax tatigen gema(beta) einem                           facsimile according to procedures notified
           Verfahren, da(beta) Templeton GmbH der                     to Skandia by Templeton GmbH from time to
           Skandia von Zeit  zu Zeit mitteilt.                        time.

b.         Als Ausgabe- und  Rucknahmepreis  fur die        b.         The purchase price and the redemption  price
           Investmentanteile         wird        der                   shall  be the  equivalent  of the net  asset
           Nettoinventarwert  je Anteil  vereinbart,                   value per  Share  next  computed  on the day
           der als  nachster  nach Eingang der Order                   Skandia`s  order is received by the Transfer
           beim  Transfer-Agenten  von TGF errechnet                   Agent of TGF.
           wird.                                                       Normally,   if  the  order  is  received  by
           Wenn der entsprechende  Auftrag bis 16.00                   Templeton  GmbH  prior  to 4  pm.  Frankfurt
           Uhr  Frankfurter  Zeit bei der  Templeton                   time on a day,  on which the net asset value
           GmbH an  einem  Tag  eingeht,  an dem der                   of  Shares  in TGF is  computed,  the  order
           Nettoinventarwert  der  Anteile  des  TGF                   will  be  effected  at the net  asset  value

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           berechnet  wird,  erfolgt die  Abwicklung                   calculated on that day.
           unter     normalen      Umstanden     zum
           Nettoinventarwert,   der  an  diesem  Tag
           berechnet wird.
           Auftrage  konnen bei der  Templeton  GmbH                   Orders  may only be sent to  Templeton  GmbH
           allerdings     nur     an     Frankfurter                   on Frankfurt business days.
           Bankarbeitstagen eingereicht werden.

           Die   Verbuchung   der  Anteile  und  die                   Skandia  does not  have to pay any  separate
           Fuhrung  des  Anteilinhaberregisters  ist                   charges  for  the   administration   of  the
           fur  Skandia  kostenfrei.  Skandia  nimmt                   Register.   However,   Skandia  acknowledges
           aber     zur     Kenntnis,     da(beta)der                  that the  Transfer  Agent of TGF  receives a
           Transfer-Agent    von    TGF    aus   dem                   fee for its services from TGF.
           Fondsvermogen   ein   Honorar  fur  seine
           Tatigkeit erhalt.

c.         Templeton GmbH verpflichtet sich dazu,          c.          Templeton GmbH undertakes to inform Skandia
           Skandia borsentaglich    (Frankfurter                       on each day the Frankfurt Stock Exchange is
           Borse) den Nettoinventarwert je Anteil                      open for business of the net asset value in
           Deutsche Mark mitzuteilen. Der                              per Share in German Marks. The official
           amtliche Wechselkurs soll ebenfalls                         exchange rate shall be disclosed (mid price
           mitgeteilt werden (Mittelkurs).                             basis).

d.         Die  Zahlung des  Ausgabepreises  der von        d.         Payment  of the  offering  price  of  Shares
           Skandia   erworbenen  Anteile  hat  durch                   purchased  by Skandia  shall be  effected by
           Skandia   innerhalb  von  drei  deutschen                   Skandia  within three German  business  days
           Arbeitstagen  nach Ausgabe der Anteile an                   after  the   respective   Shares  have  been
           Skandia        durch        elektronische                   issued   to   Skandia   through   electronic
           Bankuberweisung der entsprechenden  Summe                   transfer  of  the  respective  amounts  to a
           auf eine Konto zu  erfolgen,  das von der                   bank account  designated  by Templeton  GmbH
           Templeton    GmbH     bezeichnet     wird                   ("Settlement Period").
           ("Erfullungsfrist").

e.         Erfolgt die  Bezahlung  der Anteile nicht        e.         If payment  for the  Shares is not  received
           innerhalb der  Erfullungsfrist,  kann die                   within the Settlement  Period,  the issue of
           Ausgabe  der  Anteile  storniert  werden,                   Shares may be  cancelled  forthwith  without
           ohne     da(beta) dadurch      irgendeine                   any    responsibility    or   liability   on
           Verpflichtung oder  Schadensersatzpflicht                   Templeton  GmbH`s part or on part of TGF, or
           seitens  Templeton GmbH und TGF begrundet                   at the option of Templeton  GmbH, the Shares

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           wird;  nach Ermessen der  Templeton  GmbH                   may  be  redeemed,   in  which  latter  case
           konnen die  Anteile  auch  zuruckgenommen                   Templeton GmbH may hold Skandia  responsible
           werden.  In diesem  letzteren Fall haftet                   for  any  loss  to TGF  and  any  costs  and
           Skandia  fur  alle  Verluste  des TGF und                   charges  arising to  Templeton  GmbH and TGF
           samtliche    Schaden   und   Kosten   von                   resulting  from  Skandia`s  failure  to make
           Templeton  GmbH  und  TGF,  die  auf  dem                   payment  as  aforesaid.   In  this  context,
           Verzug  der  Skandia   beruhen.   Skandia                   Skandia   waives   the    requirement    for
           verzichtet  in  diesem  Zusammenhang  auf                   Templeton  GmbH to set a time limit with the
           eine           Fristsetzung           mit                   threat to  refuse  payment.  Termination  or
           Ablehnungsandrohung   seitens   Templeton                   cancellation  of this  Agreement  shall  not
           GmbH.   Die  Kundigung   oder   Auflosung                   relieve  any  party  from  this  paragraph's
           dieses  Vertrages   entbindet  keine  der                   requirements.
           Parteien  von den in  diesem  Paragraphen
           vereinbarten Verpflichtungen.


                      SS. 5                                                         SEC. 5

           Ausschuttungen auf die erworbenen                           Distributions on the Shares issued shall be
           Anteile werden zum Erwerb neuer Anteile                     reinvested in new Shares without charging
           verwendet, fur die ein Ausgabeaufschlag                     a sales charge.
           nicht berechnet wird.

                      SS. 6                                                         SEC. 6

a.         Unter den  nachfolgenden  Bedingungen und        a.         Subject to the conditions  that follow below
           unter  der   Voraussetzung   und  in  dem                   and  provided  and to the  extend  that  the
           Umfang,  in dem  der  Verwaltungsrat  des                   Board  of  Directors  of TGF  approves  such
           TGF   dieser   Praxis   zustimmt,    wird                   practice, Templeton GmbH - during  the
           Templeton  GmbH  wahrend  der  Dauer  des                   continuance of this Agreement - will  pay
           Vertrages       an      Skandia      eine                   Skandia a servicing fee according to a Plan
           Bestandspflegeprovision  gema(beta)einem                    Plan adopted by TGF pursuant to Rule 12b-1 under
           zahlen,  den TGF unter der Rule 12b-1 zum                   the Investment  Company  Act of 1940 ( "TGF
           Investment    Company    Act   of    1940                   Plan")  at a rate of up to 0.25%  per  annum
           eingefuhrt  hat (der "TGF Plan") und zwar                   based on the  average  daily net asset value
           in  Hohe  von  bis  zu  0,25%  p.a.   des                   of the Shares  held by Skandia and should be

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
           durchschnittlichen        taglichen                         paid quarterly.
           Nettoinventarwertes   der   von   Skandia
           gehaltenen  Anteile,  wobei  die  Zahlung
           quartalsweise erfolgt.

                                                            b.         Without prior  approval by a majority of the
                                                                       outstanding  shares  of TGF,  the  aggregate
b.         Dabei darf ohne die vorherige  Zustimmung                   annual fees paid to Skandia  pursuant to the
           einer Mehrheit der  ausstehenden  Anteile                   TGF Plan shall not exceed the amount  stated
           des  TGF  die  Summe  der   jahrlich   an                   as   the    "annual    maximum"   in   TGF`s
           Skandia  gema(beta)dem  TGF  Plan  gezahlten                   prospectus,   which   amount   shall   be  a
           Gebuhr    nicht     denjenigen     Betrag                   specified  percent of the value of TGF`s net
           uberschreiten,  der im  Prospekt  des TGF                   assets  held by Skandia  which are  eligible
           als  jahrliches  Maximum  angegeben  ist,                   for payment pursuant to this Agreement.
           wobei dieser  Betrag als ein  Prozentsatz
           des  Nettoinventarwertes  der von Skandia
           an  TGF  gehaltenen  Anteile, die sich
           gema(beta)dieses  Vertrages fur eine Zahlung                The  TGF   Plan   and   provisions   of  any
           der Gebuhr qualifizieren, entspricht.                       agreement  relating  to  such  Plan  must be
                                                                       approved   annually   by  a  vote  of  TGF`s
           Der TGF Plan und die  Bestimmungen  jeder                   Directors,  including  such  persons who are
           Vereinbarung  in Bezug  auf  diesen  Plan                   not  interested  persons of TGF and who have
           mussen   vom   Verwaltungsrat   des   TGF                   no  financial  interest  in the  Plan or any
           jahrlich     genehmigt    werden,     der                   related agreement ("Rule 12b-1 Directors").
           diejenigen Personen einschlie(beta)t, die
           nicht  mit dem TGF  verbundenen  sind und
           die kein  finanzielles  Interesse  an dem                   The  TGF  Plan  or the  provisions  of  this
           Plan  oder  eine auf ihn  Bezug  nehmende                   Agreement  relating  to the TGF  Plan may be
           Vereinbarung     haben    ("Rule    12b-1                   terminated  at any  time  by the  vote  of a
           Verwaltungsratsmitglieder").                                majority of TGF's Rule 12b-1  Directors,  or
                                                                       by a vote of a majority  of the  outstanding
           Der  TGF  Plan   oder  die   Bestimmungen                   shares  of  TGF,   on  sixty  days   written
           dieses  Vertrages,  die  sich auf den TGF                   notice, without payment of any penalty.
           Plan    beziehen,     konnen    jederzeit
           schriftlich  mit einer  Frist von sechzig
           Tagen     ohne      Verwirkung      einer
           Vertragsstrafe durch den Beschlu(beta)einer                 The  TGF  Plan  or the  provisions  of  this
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

           Mehrheit       der       Rule       12b-1                   Agreement  may also be terminated by any act
           Verwaltungsratsmitglieder,   oder   durch                   that terminates the  Underwriting  Agreement
           Beschlu(beta)der  Mehrheit  der  ausgegebenen               between  Templeton  GmbH and TGF  and/or the
           Anteile des TGF gekundigt werden.                           management   or   administration   agreement
                                                                       between   Franklin    Advisers,    Inc.   or
           Der  TGF  Plan  oder  die  entsprechenden                   Templeton  Global Advisors  Limited or their
           Bestimmungen   dieses   Vertrages  werden                   affiliates  and  TGF.  In the  event  of the
           auch durch jede Handlung  aufgelost,  die                   termination  of the TGF Plan for any reason,
           den  Hauptvertriebsvertrag  zwischen  der                   the  provisions of this  Agreement  relating
           Templeton  GmbH und dem TGF  und/oder dem                   to the TGF Plan will also terminate.
           Verwaltungs-   oder
           Geschaftsfuhrungsvertrag         zwischen
           Franklin  Advisers,  Inc. oder  Templeton
           Global  Advisors  Limited  oder den ihnen
           verbundenen   Unternehmen   und  dem  TGF
           beendet  werden.  Im Falle der Beendigung                   Continuation  of the TGF Plan and provisions
           des TGF Plan,  aus  welchem  Grunde  auch                   of this  Agreement  relating to the TGF Plan
           immer,   gelten  auch  die   Bestimmungen                   are  conditioned  on  Rule  12b-1  Directors
           dieses  Vertrages,  die  sich auf den TGF                   being  ultimately  responsible for selecting
           Plan beziehen, als aufgelost.                               and    nominating   any   new   Rule   12b-1
                                                                       Directors.  Under Rule 12b-1,  Directors  of
           Die  Fortfuhrung  des TGF  Plans  und der                   TGF have the duty to request  and  evaluate,
           entsprechenden     Bestimmungen    dieses                   and persons  who are party to any  agreement
           Vertrages  hangen davon ab, da(beta)die 12b-1               related to TGF Plan have a duty to  furnish,
           Verwaltungsratsmitglieder    letztendlich                   such   information   as  may  reasonably  be
           dafur  verantwortlich  sind,  neue  12b-1                   necessary  to an informed  determination  of
           Verwaltungsratsmitglieder     auszuwahlen                   whether  the  TGF  Plan  and  any  agreement
           und zu  ernennen.  Gema(beta)der Rule  12b-1                should be implemented or continued.
           haben die  Verwaltungsratsmitglieder  des
           TGF    die     Pflicht,     Informationen
           einzuholen  und  zu  bewerten,  die  eine
           informierte      Entscheidung     daruber                   Under  Rule  12b-1,   TGF  is  permitted  to
           erlauben,  ob  ein  TGF  Plan  eingefuhrt                   implement   or  continue  the  Plan  or  the
           oder  fortgesetzt   werden  sollte,   und                   provisions  of this  Agreement  relating  to
           Personen,  die Parteien eines auf den TGF                   such Plan from  year-to-year  only if, based
           Plan  Bezug  nehmenden   Vertrages  sind,                   on certain legal  considerations,  the Board
           haben  die  Pflicht,  Informationen,  die                   of  Directors  is able to conclude  that the
           vernunftigerweise   verlangt  werden,  zu                   Plan will benefit  TGFand its  shareholders.
           liefern.                                                    Absent such yearly  determination,  the Plan
                                                                       and  the   provisions   of  this   Agreement

PAGE


           Gema(beta)Rule 12b-1 ist TGF nur  berechtigt,              relating   to  the   Plan   will   terminate
           den   Plan   oder   die    entsprechenden                   automatically.
           Bedingungen  dieses Vertrages jeweils von
           Jahr    zu    Jahr    einzufuhren    oder
           fortzufuhren,   wenn  auf  der  Grundlage                   Skandia  agrees  to  waive  payment  of  any
           gewisser                rechtserheblicher                   amounts  payable  to  Skandia  by  Templeton
           Entscheidungen  der Verwaltungsrat in der                   GmbH in  accordance  with the TGF Plan until
           Lage  ist zu  entscheiden,  da(beta)TGF                    such  time as  Templeton  GmbH is in  actual
           und seine Anteilinhaber  von  dem   Plan                   receipt of such fee from TGF.
           profitieren.   Wenn  diese   Entscheidung
           nicht im  Jahresrhythmus  getroffen wird,
           enden  der  Plan  und die  entsprechenden                   The  provisions  of the  TGF  Plan  and  the
           Bedingungen        dieses       Vertrages                   non-exclusive  Underwriting  Agreement dated
           automatisch.                                                October 1, 1995,  as  amended,  between  TGF
                                                                       and Templeton  GmbH,  shall control over the
           Skandia    verpflichtet    sich,    keine                   provisions  of this  Agreement  in the event
           Zahlungen gema(beta) dem TGF Plan  von                      of any inconsistency.
           Templeton  GmbH  zu  verlangen,   solange
           Templeton    GmbH   nicht    selbst   die
           entsprechenden     Gebuhren    von    TGF
           tatsachlich erhalten hat.

           Im Falle von Abweichungen gehen die
           Bestimmungen des TGF Plans und des nicht-exklusiven Vertriebsvertrages vom 1.
           Oktober 1995, in seiner jeweils erganzten
           Fassung, zwischen TGF und der Templeton GmbH den Bestimmungen dieses Vertrages vor.

                      SS. 7                                                         SEC. 7

a.         Templeton     GmbH     stellt     Skandia        a.         Templeton  GmbH shall supply Skandia free of
           Verkaufsprospekte,     Halbjahresberichte                   charge   with   reasonable   quantities   of
           und   Rechenschaftsberichte,   erganzende                   prospectuses,    semi-annual    and   annual


PAGE

           Vertriebsliteratur      und      sonstige                   reports and supplemental  sales  literature,
           Informationsblatter  in vernunftiger Zahl                   sales     bulletins,      and     additional
           kostenfrei  zur  Verfugung.  Skandia  ist                   documentation  as issued.  Skandia  shall be
           berechtigt,    diese    Unterlagen    auf                   entitled to  distribute  these  documents to
           Anforderung    an     Versicherungsnehmer                   its insurance customers upon request.
           auszuhandigen.

b.         Weiterhin benennt Templeton GmbH                b.         Furthermore, Templeton GmbH shall provide
           Ansprechpartner, die auf Anforderung von                   liaison staff, which shall be available to
           Skandia fur Schulung, Beratung und                         Skandia for training, advice and support.
           Unterstutzung zur Verfugung stehen.

c.         Skandia  verpflichtet sich, keine Angaben        c.         Skandia will not make any  representation to
           uber  TGF zu  machen,  die  nicht  in dem                   any  person  concerning  TGF save where such
           jeweils  gultigen  Prospekt  und  anderen                   representations   are  set  out  in  current
           schriftlichen        Unterlagen       und                   prospectus  and other  printed  material  or
           Informationen,   die  von  der  Templeton                   documentation  approved  and sent to Skandia
           GmbH genehmigt  wurden,  enthalten  sind,                   by Templeton  GmbH.  Skandia  undertakes  to
           die  Skandia  von  Templeton  GmbH erhalt                   impose on its  dealers  the same  obligation
           und  wird  diese  Verpflichtung  auch fur                   and  will   make   arrangements   that  this
           Skandia     tatige     Vermittler     von                   obligation is being complied with.
           Finanzprodukten   auferlegen   und  dafur
           Sorge  tragen,  da(beta)diese  Verpflichtung
           auch eingehalten wird.


                      SS. 8                                                         SEC. 8

           Skandia  verpflichtet  sich, kein anderes                   Skandia    shall   not   use   other   sales
           Werbe-  oder  Verkaufsmaterial  in  bezug                   literature,  sales  material or  advertising
           auf TGF zu  verwenden,  wenn dieses nicht                   relating  to the TGF  except  that which (1)
           (1)  dem  Recht  und   Anforderungen  der                   conforms   to   the   requirements   of  any
           Aufsichtsbehorden      in     Deutschland                   applicable   laws  or   regulations  of  any
           entspricht  und  (2)  von  der  Templeton                   government or  authorized  agency in Germany
           GmbH  schriftlich  vor seiner  Verwendung                   and (2) is  approved  by  Templeton  GmbH in
           genehmigt wurde.  Diese  Genehmigung kann                   writing  in   advance  of  such  use.   Such
           jederzeit  durch   Benachrichtigung   der                   approval may be withdrawn by Templeton  GmbH

PAGE



           Skandia  vollstandig  oder  teilweise von                   in whole or in part upon  notice to Skandia,
           der Templeton GmbH  zuruckgezogen  werden                   and  Skandia  shall,  upon  receipt  of such
           und    Skandia     verpflichtet     sich,                   notice,  immediately  discontinue the use of
           unverzuglich      nach     Erhalt     der                   such sales  literature,  sales  material and
           Benachrichtigung  die weitere  Verwendung                   advertising.  Skandia is not  authorized  to
           des    Werbe-    und    Verkaufsmaterials                   modify any such materials  without Templeton
           einzustellen.     Skandia    ist    nicht                   GmbH's prior written consent.
           berechtigt,     solches     Werbe-    und
           Verkaufsmaterial   ohne   die   vorherige
           Zustimmung    der   Templeton   GmbH   zu
           verandern.



                      SS. 9                                                         SEC. 9

a.         Jeder Vertragspartner wird den anderen            b.       Each party to the Agreement shall notify
           uber Vorfalle und Entwicklungen                            the other of incidences and developments
           unterrichten, die fur die weitere                          which are of significance to the further
           Entwicklung dieses Vertrages von                           development of this Agreement.
           Bedeutung sind.

b.         Skandia verpflichtet sich, ihre Kunden,           b.       Skandia undertakes to make its policy
           die in den USA steuerpflichtig sind,                       holders aware of potential US tax
           ordnungsgema(beta) uber US-amerikanische                   implications in relation to policy holders,
           Steuerrisiken zu informieren. Skandia                      who are subject to US taxation. Skandia
           wird sich um   seine     eigenen                           will take care of its own potential tax
           Steuerverpflichtungen selbst kummern.                      liabilities.

c.         Anteile am TGF werden in den Vereinigten          c.       Shares in TGF are publicly available in the
           Staaten offentlich vertrieben und                          United States and therefore shares in TGF
           deshalb konnen von Skandia erworbene                       purchased by Skandia cannot be used for an
           Anteile nicht als Bestandteil eines                        insurance product sold in the U.S. or to
           Versicherungsprodukts in den Vereinigten                   U.S. residents or citizens.
           Staaten oder Personen angeboten werden,
           die U.S Staatsbuger oder in  den U.S.A.
           wohnhaft sind.

                      SS. 10                                                        SEC. 10


PAGE


a)         Dieser Vertrag  beginnt am __________ und        a)         This    Agreement    shall    commence    on
           wird auf unbestimmte Zeit geschlossen.                      _____________  and is  entered  into  for an
                                                                       indefinite period.

b)         Jeder Vertragspartner hat das Recht, den         b)         Each party to the Agreement shall be
           Vertrag mit einer Frist von einem Monat                     entitled to terminate the Agreement subject
           zu kundigen. Das Recht zur                                  to a notice period of  one month.  The right
           au(beta)erordentlichen Kundigung bleibt                     to extraordinary termination is not affected.
           unberuhrt.


c)         Die Kundigung  dieses  Vertrages  hindert        c)         The  termination of this Agreement shall not
           Skandia     nicht,     fur     bestehende                   prevent  Skandia from  purchasing  Shares in
           Versicherungsvertrage  weitere Anteile an                   TGF  in   order   to   administer   existing
           TGF zu  erwerben.  Es  wird  ausdrucklich                   insurance   policies.   It  is  specifically
           vereinbart,  da(beta)nach der  Beendigung                   agreed upon,  that the Rule 12b-1  servicing
           des  Vertrages       eine            Rule                   fee  will   not  be  paid  any  more   after
           12b-1-Bestandspflegeprovision  nicht mehr                   termination of the Agreement.
           gezahlt wird.

d.         Skandia verpflichtet sich, nach einer             d.       Skandia undertakes, to discontinue the
           Kundigung dieses Vertrages die Anlage                      promotion of investing premiums in Shares
           von Versicherungspramien in Anteilen von                   in TGF after the termination of the TGF
           nicht weiter zu bewerben und die                           Agreement and to inform its policy holders
           Versicherungsnehmer von der Kundigung                      of the termination of the Agreement
           dieses Vertrages zu unterrichten.

           Auf  Wunsch von  Templeton  GmbH wird ein                   Upon   request   by   Templeton   GmbH,   an
           unabhangiger     Wirtschaftsprufer     im                   independent   accountant   will  review  and
           jahrlichen     Rhythmus     anhand    der                   verify   annually,   that   transactions  in
           Versicherungspolicen prufen,     da(beta)                   Shares   are  only  made  with   respect  to
           Anteilgeschafte  nur fur im Zeitpunkt der                   insurance  policies  which  existed  at  the
           Kundigung  dieses  Vertrages   bestehende                   time of the  termination  of the  Agreement.
           Versicherungspolicen   getatigt   werden.                   The  costs of the audit are to paid in equal
           Die Kosten dieser  Prufung tragen Skandia                   parts by Templeton GmbH and Skandia.
           und Templeton GmbH zu gleichen Teilen.

PAGE


                      SS. 11                                                        SEC. 11

a.         Sollte eine Bestimmung  dieses  Vertrages        a.         Should  a  term  of  this  Agreement  be  or
           ganz oder  teilweise  unwirksam sein oder                   become  invalid  wholly  or  in  part,  this
           werden,   so   beruhrt   das   nicht  die                   shall  not  affect  the   validity   of  the
           Gultigkeit  dieses  Vertrages  insgesamt.                   Agreement  as a  whole.  In such  case,  the
           Die  Vertragspartner   werden  in  diesem                   parties to the Agreement  shall  immediately
           Fall    unverzuglich    die    unwirksame                   replace  the  invalid   term  by  a  legally
           Bestimmung    durch    eine    gesetzlich                   permissible   term  which   corresponds   as
           zulassige,   dem  wirtschaftlichen  Zweck                   closely  as  possible   to  the   commercial
           dieses      Vertrages       nahekommenden                   intentions of the parties to this Agreement.
           Bestimmung ersetzen.

b.         Anderungen und Erganzungen dieses                b.         Amendments  and addenda to this Agreement
           Vertrages bedurfen der Schriftform. Die                     are required to be in writing. The German
           deutsche Fassung dieses Vertrages hat                       version of this Agreement prevails over the
           Vorrang vor der englischen Fassung des                      English version.
           Vertrages.

c.         Es gilt deutsches Recht als vereinbart,          c.         This Agreement is subject to German law to
           soweit es nicht dem Investment Company                      the extent not inconsistent with the Act
           von 1940 widerspricht.                                      Investment Company Act of 1940.

d.         Die Parteien verpflichten sich, einen             d.        The parties undertake to agree on an
           Schiedsvertrag wegen der sich aus diesem                    arbitration clause regarding any possible
           Vertrag moglicherweise ergebenden                           disputes or claims arising out of this
           Streitigkeiten abzuschlie(beta)en.                          Agreement.



Berlin, den ________________

--------------------------
Skandia Lebensversicherung AG


Frankfurt, den __________________

--------------------------------------------
Templeton Global Strategic Services (Deutschland) GmbH


PAGE









                   SCHIEDSVERTRAG                                             ARBITRATION CLAUSE

           Jegliche  Streitigkeiten  aus dem Vertrag                   Any  disputes  arising out of the  Agreement
           vom                   zwischen   Skandia                    dated                  between    Skandia
           Lebensversicherungs   AG  und   Templeton                   Lebensversicherungs  AG and  Templeton  GmbH
           GmbH   sollen  von  der   Internationalen                   shall be  referred  to and  resolved  by the
           Handelskammer  in Luxembourg  gema(beta)deren               International  Chamber of  Commerce  ("ICC")
           Vergleichs-  und   Schiedsgerichtsordnung                   in  Luxembourg  in  accordance  with the ICC
           entschieden werden.                                         Conciliation and Arbitration Rules.


Berlin, den ________________



--------------------------
Skandia Lebensversicherung AG



Frankfurt, den __________________



--------------------------------------------
Templeton Global Strategic Services (Deutschland) GmbH